Designated Filer:	STONEHILL CAPITAL MANAGEMENT LLC
Issuer & Ticker Symbol:	WCI Communities, Inc. [WCIC]
Date of Event Requiring Statement:	February 10, 2017

Joint Filer Information and Signatures
Joint Filers:

1.	Name: Stonehill Capital Management, LLC
Address: 885 Third Avenue, 30th Floor, New York, New York, 10022
STONEHILL CAPITAL MANAGEMENT, LLC

	By: /s/ Paul Malek	February 13, 2017
	Name: Paul Malek	Date
Title: Authorized Signatory

2.	Name: Stonehill General Partner, LLC
Address: c/o Stonehill Capital Management LLC, 885 Third Avenue, 30th Floor, New York, New York 10022
STONEHILL GENERAL PARTNER, LLC

	By: /s/ Paul Malek,	February 13, 2017
	Name: Paul Malek	Date
Title: Authorized Signatory

3.	Name: Stonehill Institutional Partners LP
Address: c/o Stonehill Capital Management LLC, 885 Third Avenue, 30th Floor, New York, New York 10022
STONEHILL INSTITUTIONAL PARTNERS LP

	By: /s/ Paul Malek, as attorney-in-fact	February 13, 2017
	Name: John Motulsky	Date

4.	Name: Christopher Wilson
Address: c/o Stonehill Capital Management LLC, 885 Third Avenue, 30th Floor, New York, New York 10022
	By: /s/ Paul Malek, as attorney-in-fact	February 13, 2017
	Name: Christopher Wilson	Date